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                                                                   EXHIBIT 10.26


                 RETIREMENT AND SEPARATION AGREEMENT AND RELEASE
                 -----------------------------------------------

TO:  RICHARD W. BARCUS

     The purpose of this Retirement and Separation Agreement and Release (hereinafter "Agreement") is to specify and confirm the terms of your retirement and separation from employment with TELLIUM, INC. (hereinafter, "TELLIUM").

     1. You acknowledge that: (a) you were advised by TELLIUM to consult with an attorney of your choosing before you signed this Agreement; and (b) you were afforded sufficient opportunity to so consult with an attorney.

     2. You also acknowledge you were advised by TELLIUM, and understand, that:

     (a) You had twenty-one (21) days from your receipt of this Agreement to consider and execute this agreement; and

     (b) You can revoke this Agreement by delivering written notice to TELLIUM, attention E. Thomas Biehl, Director, Human Resources, within a period of seven
(7) days following the day on which you sign this Agreement (the "Revocation Period"), and this Agreement shall not become effective or enforceable until after the Revocation Period has expired; and

     (c) IN SIGNING THIS AGREEMENT, YOU ARE GIVING UP ANY AND ALL RIGHTS AND CLAIMS WHICH YOU HAD, HAVE OR MAY HAVE AGAINST TELLIUM AND/OR ANY OF ITS PAST
AND PRESENT DIVISIONS, AFFILIATES, SUBSIDIARIES, BRANCHES, PARENTS,
PREDECESSORS, SUCCESSORS, ASSIGNS, OFFICERS, DIRECTORS, TRUSTEES,
ADMINISTRATORS, STOCKHOLDERS, EMPLOYEES, AGENTS, REPRESENTATIVES, ATTORNEYS, INSURERS OR FIDUCIARIES, IN THEIR INDIVIDUAL OR REPRESENTATIVE CAPACITIES (COLLECTIVELY REFERRED TO HEREINAFTER AS RELEASEES), including, but not limited to, claims under the Age Discrimination in Employment Act of 1967, as amended,
29 U.S.C. 621 et seq. ("ADEA"); Title VII of the Civil Rights
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of 1964, as amended, 42 U.S.C. 2000e et seq. 1981a et seq. ("Civil Rights Act");
                                     -- ---        -- ---
the Civil Rights Act of 1991, as amended, 42 U.S.C. 1981a et seq. ("CRA of
                                                          -- ---
1991"); the Equal Pay Act, 29 U.S.C. 206(d) et seq. ("EPA"); the Americans with Disabilities Act, 42 U.S.C. 12101 et seq. ("ADA"); the Federal Family and
Medical Leave Act, 29 U.S.C. 2601 et seq. ("FMLA"); the Fair Labor Standards Act
                                  -- ---
29 U.S.C. 201 et seq. ("FLSA"); the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. 1001 et seq. ("ERISA"); the New Jersey Law Against
                                 -- ---
Discrimination, N.J.S.A. 10:5-1 et seq. ("LAD"); the New Jersey Family Leave
                -------         -- ---
Act, N.J.S.A. 34:11B-1 et seq. ("FLA"); the New Jersey Conscientious Employee
     -------           -- ---
Protection Act, N.J.S.A. 34:19-1 et seq. ("CEPA") (also known as the whistleblower Act); the New Jersey Workers' Compensation Act ("WCA"), N.J.S.A. 34:15-1 et seq.; the New Jersey State Wage and Hour Law, N.J.S.A. 34:11-4.1 et seq. ("W-H Law"); the New Jersey Political Activities of Employees law, N.J.S.A. 19:34-27 et seq. ("PAAE); the New Jersey Jury Duty Employment Protection law, N.J.S.A. 2B:20-17 ("JDE"); the New Jersey Lie Detector Test law, N.J.S.A. 2C:40A ("LDT"); the New Jersey Tobacco Use law, N.J.S.A. 34:6B-1 et seq. ("TUL"); the New Jersey Genetic Testing law, N.J.S.A. 17B:30-12, et seq. ("GT"); and/or any and all other federal, state or local statutes, laws, rules and regulations pertaining to employment, as well as any and all claims under the state contract or tort law.

     3. You acknowledge and agree that your employment with TELLIUM will terminate effective December 15, 2001 (month/day/year) (referred to hereinafter as the "Retirement Separation Date").

     4. TELLIUM agrees to pay you six (6) months of severance, at your regular annual salary rate of $200,000.00, which will be paid to you on our semi-monthly payroll cycle. TELLIUM also agrees to pay you in 2002 a payment for any unused but earned vacation days. In the event that TELLIUM declares a bonus for the time period of 2001 and before to executive management, you



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will be paid in the same manner and in the same amount as if you were still
President and COO. TELLIUM agrees to accelerate the vesting of the company match portion of your 401-K retirement account so that all company matching amounts are fully vested

     5. TELLIUM will continue your family's health insurance coverage for a period of twelve months following your Retirement and Separation date as stated in paragraph three, after which time you will be eligible for continued coverage through COBRA.

     6. TELLIUM agrees to buy back a number of your currently vested restricted shares that are subject to the loan from TELLIUM at the fair market value on or about January 3, 2002 is no longer subject to cancellation or revocation by you. The number of shares shall be sufficient to extinguish the outstanding note and interest on the currently vested shares and any accelerated vesting of shares as provided in the next sentence of this paragraph of this agreement. TELLIUM also agrees that TELLIUM will accelerate the vesting of a number of your unvested restricted shares equal to the number of shares the company is buying back as described above in this paragraph. Any remaining unvested shares will be repurchased by TELLIUM pursuant to the existing agreements between you and TELLIUM.

     7. TELLIUM agrees to pay directly to Lipman, Selznick & Witkowski for the purpose of completing your 2001 federal and state income tax returns. TELLIUM agrees to reimburse reasonable and customary expenses for moving your household goods to Virginia. TELLIUM agrees to assume all responsibilities and liabilities for your Little Silver Townhouse, including utilities. TELLIUM agrees that you will be allowed to keep your Palm Pilot device, your cell phone and your laptop computer and associated accessories. TELLIUM agrees to reimburse you for any usual and customary business expenses incurred on behalf of TELLIUM while you were an employee and which have not yet been reimbursed.


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     8. In the event that any payment or benefit that is provided for hereunder is determined or alleged to be subject to an excise or similar purpose tax or other comparable federal, state, or local tax laws or any interest or penalties incurred by you with respect to such excise or similar purpose tax TELLIUM shall pay to you such additional compensation as is necessary to place you in the same after-tax position that you would have been in had no such tax, interest, or penalty been paid or incurred taking into account any federal, state, and local income taxes or Excise Tax, payable by you as a result of the receipt of such additional compensation (a "Gross-Up Payment").

     9. You understand and agree that the payments and/or benefits specified in paragraphs 4, 5, 6 and 7 of this Agreement exceeds any payments and/or benefits provided in any employment agreement, verbal or written, as well as any employment or personnel policies, procedures or handbooks, which may be applicable to you.

     10. TELLIUM confirms and agrees that you will be indemnified on a "pay on behalf of" basis, to the fullest extent provided by TELLIUM's Certificates of Incorporation and Bylaws, as provided by the General Corporations Law of the State of Delaware, and TELLIUM's Executive Liability Insurance programs against all liabilities and expenses with respect to all acts and omissions arising out of your service as an officer of TELLIUM and/or it's subsidiaries

     11. The parties understand and agree that this Agreement is intended to provide amicable terms for your retirement and separation from employment with TELLIUM and that this Agreement is not an admission of any wrongdoing or liability by TELLIUM or by you. You and TELLIUM agree not to disparage each other in any way.

     12. For and in consideration of the payments made by TELLIUM pursuant to paragraphs 4, 5, 6 and 7 of this Agreement and other good and valuable consideration, you hereby release and forever discharge RELEASEES of and from any and all actions, causes of action, suits, charges,


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complaints, grievances, claims, obligations, costs, losses, damages, injuries, attorneys' fees, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, judgments, extents, executions, claims, demands, and/or other legal responsibilities of any form whatsoever (collectively referred to hereinafter as "claims"), including, but not limited to, any claims in law, admiralty, equity, contract, tort, or any claims arising out of your employment with and separation from TELLIUM including, but not limited to, any claims arising under the ADEA, Title VII, the Civil Rights Act, the CRA of 1991, the EPA, the ADA, the FMLA, the FLSA, ERISA, the LAD, the FLA, the CEPA, the WCA, the W-H Law, the PAE, the JDE, the LDT, the TUL, the GT and/or any and all other federal, state or local statutes, laws, rules, and regulations pertaining to employment, as well as any and all claims under state contract or tort law or public policy against RELEASEES, whether known or unknown, unforeseen, unanticipated, unsuspected or latent which you, your heirs, executors, administrators, successors and assigns ever had, now have or hereafter can, shall or may have for, upon or by reason of any matter, cause or thing from the beginning of the world to the date of execution of this Agreement, except to the extent that any such claim concerns an allegation that TELLIUM has failed to comply with any obligations created by this Agreement.

     13. In addition to your separately enforceable obligations under any existing intellectual property and non-disclosure agreement(s) and at common law, YOU WILL NOT, without the prior written consent of TELLIUM and for a period of 12 (twelve) months after execution of this Agreement, directly or indirectly:

     (a) engage in any employment or other business activities that resemble or are competitive with TELLIUM's business activities about which you gained any proprietary or confidential information; or


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     (b)  hire, employ, or attempt to hire or employ, any TELLIUM employee, or otherwise solicit, request, entice or induce any such employee to leave his or her employment, for the purpose of engaging in any business activity that is competitive with the business activities of TELLIUM.

     You recognize and agree that such restrictions are necessary and reasonable to protect TELLIUM's highly confidential and proprietary information, valuable goodwill, customer relationships and competitive position.

     You agree that during this 12 (twelve) month period after the execution of this Agreement, you will inform TELLIUM of the identity of any new employer (or the nature of self-employment) and of your new title and job description. Further, you will provide such information as TELLIUM may form time-to-time request, during this twelve month period, to determine your compliance with the terms of this Agreement.

     The term "indirectly" as used in this Agreement includes acting as a paid or unpaid director, officer, agent, representative, employee of, or consultant or independent contractor to any enterprise, or acting as a proprietor of an enterprise, or holding any direct or indirect participation in any enterprise as an owner, partner, limited partner, joint venturer, shareholder, or creditor.

     14. You understand and agree that the existence and terms and conditions of this Agreement are to be private and confidential, and you agree not to disclose the existence or any of the terms and conditions of this Agreement to any person except your immediate family, attorney, tax


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advisor or taxing authorities, or as otherwise required by law. You further agree to immediately instruct your immediate family, attorney, tax advisor and taxing authorities not to disclose the existence or terms and conditions of this Agreement to anyone. In the event of any action concerning this Agreement, same shall be submitted to the Court under seal to protect the confidentiality thereof.

     15. This Agreement constitutes the entire agreement between you and TELLIUM as to the subject matter contained in this Agreement, and supersedes all prior understandings and agreements, if any between the parties. This Agreement may not be changed except by an instrument in writing signed by the parties.

     16. The interpretation of this Agreement and the rights of the parties under this Agreement shall be governed by the substantive laws of the State of New Jersey.

     17. This Agreement may be signed in counterparts and, if so signed, this Agreement shall have the same force and effect as if signed at the same time.

     18. You acknowledge that: (a) you have read and understand all of the provisions of this Agreement and are fully aware of the content and legal effect of this Agreement: (b) you are entering into this Agreement freely, voluntarily and of your own will and that RELEASEES have not made any representation, statement, promise, inducement, threat or suggestion to induce you to sign this Agreement, except the statements expressly set forth herein; and (c) you have not relied on any representation or statement not set forth in this Agreement

     BY SIGNING THIS RETIREMENT AND SEPARATION AGREEMENT AND RELEASE, I, RICHARD BARCUS, ACKNOWLEDGE THAT I HAVE READ IT, UNDERSTAND IT AND AGREE TO BE BOUND BY ALL OF ITS TERMS. FURTHER, IF I SIGN AND RETURN THIS AGREEMENT TO TELLIUM LESS THAN 21 DAYS AFTER I RECEIVE IT, I ACKNOWLEDGE THAT I DID SO VOLUNTARILY AND HAVE KNOWINGLY AND VOLUNTARILY WAIVED MY


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     RIGHT TO CONSIDER THIS AGREEMENT FOR THE FULL 21-DAY PERIOD.


Dated:     21 Dec 01                             By: /s/ Richard W. Barcus
      --------------------                           ---------------------
                                                     RICHARD W. BARCUS


                                                 TELLIUM INC.

Dated:     Jan. 2, 2002                          By: /s/Harry J. Carr
      ----------------------                         ---------------------
                                                     Chairman & CEO





STATE OF NEW JERSEY     )
                        )  ss.:
COUNTY OF __________    )


     On _____________, 2001, before me personally came RICHARD W. BARCUS to me known and known to me be the individual described in, and who executed, the foregoing Retirement & Separation Agreement and Release, and duly acknowledged to me that he executed same.

     Sworn to and subscribed before me
     this ___ day of ________, 2001.


     ----------------------------
     NOTARY PUBLIC

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